CSW International, Inc.
               Consolidated Balance Sheet
                     June 30, 1997
                      (Unaudited)

ASSETS                                       (thousands)
Fixed Assets
      Electric distribution plant            $ 1,383,867
      General plant                              309,429
                                             ------------
            Total Electric Plant               1,693,296
            Less - Accumulated depreciation      623,808
                                             ------------
            Total Fixed Assets                 1,069,488

Current Assets
      Cash and cash equivalents                  211,827
      Short-term investments                      29,786
      Accounts receivable                        128,578
      Advances to affiliates                      81,304
      Inventories                                 29,983
      Other current assets                        44,843
                                             ------------
            Total Current Assets                 526,321

Other Assets
      Goodwill                                 1,463,120
      Prepaid benefit costs                       59,904
      Notes receivable                               -
      Equity investments and other                79,254
                                             ------------
            Total Other Assets                 1,602,278

            Total Assets                     $ 3,198,087
                                             ============

CAPITALIZATION AND LIABILITIES
Capitalization
      Common stock                           $         1
      Paid-in capital                            829,000
      Retained earnings                          145,842
      Foreign currency translation and other      34,965
                                             ------------
                                               1,009,808
                                             ------------

      Long-term debt                           1,146,771

Current Liabilities
      Accounts payable                           253,871
      Advances from affiliates                   218,186
      Accrued interest payable                    39,838
      Loan notes                                  67,448
      Accrued taxes payable                       49,823
      Customer prepayments                        11,552
      Other                                       22,627
                                             ------------
                                                 663,345
Deferred Credits

      Deferred tax liability                     279,796
      Other                                       98,367
                                             ------------
            Total Deferred Credits               378,163
                                             ------------

            Total Capitalization and         $ 3,198,087
                         Liabilities         ============